Exhibit 99.1
Bioheart Appoints Mark Borman and Charles Hart to Its Board of Directors
SUNRISE, Fla., May 18, 2009 — Bioheart, Inc. (OTC BB: BHRT) announced today that it has appointed Mr. Mark Borman and Mr. Charles Hart to its Board of Directors.
     On May 12, 2009, Bioheart, Inc. appointed Mark P. Borman to serve as an independent member of its Board of Directors until the Company’s 2009 Annual Meeting of Shareholders or until his successor is duly elected and qualified. Mr. Borman was also appointed to the Audit Committee of the Board effective as of the same date. Mr. Borman is a seasoned financial officer with more than 30 years of broad-based financial and investor relations experience. He most recently served as Vice President, Investor Relations and Treasurer of ADC Telecommunications from 1998 to 2008. During his career, Mr. Borman has held positions with General Instrument Corporation, First Chicago Corporation, FMC Corporation, Price Waterhouse, and KMG. Mr. Borman received his B.A. in Accounting from Michigan State University and his MBA from the University of Chicago Graduate School of Business. He is a Certified Public Accountant and Chartered Financial Analyst and has experience as an advisor, board member, faculty, speaker, and mentor.
     On May 12, 2009, Bioheart also appointed Charles A. Hart to serve as an independent member of the company’s Board of Directors until the 2009 Annual Meeting of Shareholders or until his successor is duly elected and qualified. Mr. Hart was also appointed to the Compensation Committee of the board effective as of the same date. Mr. Hart has more than 20 years of entrepreneurial experience. Mr. Hart founded Hart Masonry, Inc. in 1986 and has served as its President since then. He is also the Founder and President of Wildridge Enterprises. Mr. Hart is a member of the Board of Directors for Eagle Street Properties LLP.
     The addition of Mr. Borman and Mr. Hart brings the Board’s membership to eight.
About Bioheart, Inc.
     Bioheart, Inc. is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
MyoCell, MyoCell SDF-1 and MyoCath are trademarks of Bioheart, Inc.

Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2008, as amended by its Annual Report on Form 10-K/A, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; June 30, 2008 and September 30, 2008.
Contact:
At the Company:
     Howard J. Leonhardt, Chief Executive Officer
     (954) 835-1500
Investor Relations:
     RedChip Companies, Inc.
     Brad Kline
     (800) 733-2447, Ext. 113
     info@redchip.com
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